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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 7, 2001, relating to the financial statements and financial highlights, which appear in the October 31, 2001 Annual Report to Shareholders of the Alpine Dynamic Balance Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 8, 2002